PRINCIPAL GLOBAL INVESTORS, LLC
PRINCIPAL REAL ESTATE INVESTORS, LLC
CODE OF ETHICS
January 1, 2010

     Principal Global Investors, LLC (“PGI”) and Principal Real Estate Investors, LLC (“PrinREI”) (collectively, the “Advisers”) have adopted this Code of Ethics (the “Code”). The principal objectives of the Code are to provide policies and procedures consistent with applicable laws and regulations, including Rule 204A-1 under the Investment Advisers Act of 1940; and to prevent conflicts of interests or the appearance of such conflicts when officers, directors, supervised persons, employees and other persons of the advisers own or engage in transactions involving securities.

     Employees of the Advisers are also subject to the Principal Financial Group Corporate Code of Ethics which can be found on the Principal Global Investors Compliance Portal of the Inside The Principal® intranet site. Employees are reminded that they are also subject to other policies including policies on insider trading, the handling of all internally distributed proprietary and confidential information, and information barriers, among others.

     Responsibility for this Code is vested in the Chief Compliance Officer of the Adviser. However, the responsibility for implementing this Code on a day-to-day basis falls on all employees and especially staff that are in supervisory and management roles. Employees with questions are strongly urged to consult with the Compliance Department prior to taking the action in question. The following are the primary Compliance contacts for questions regarding the Code:

PGI Senior Compliance Analyst	PGI Compliance Associate
Niki Rathert	Wynell Kisner
515-362-1412	515-247-5597
Rathert.Niki@principal.com	Kisner.Wynell@principal.com

PGI North America Chief Compliance Officer	PGI Global Chief Compliance Officer
Minoo Spellerberg	Jeffrey Hiller
515-248-3082	515-235-5737
Spellerberg.Minoo@principal.com	Hiller.Jeffrey@principal.com

PFG Chief Compliance Officer
Betsy Happe
515-362-0282
Happe.Betsy@principal.com

IV.	Reporting Requirements		14
	A.	Initial Holdings Report	14
	B.	Quarterly Holdings Report	14
	C.	Annual Holdings Report	14
	D.	Initial and Annual Certification of Compliance	15
	E.	Broker Account Reporting	15

V.	Business Gifts and Entertainment		15

VI.	Service as a Director and Other Outside Business Interests		16
	A.	Service as a Director	16
	B.	Outside Business Activities	16

VII.	Administration and Sanctions		17

VIII.	Appendix A		18

IX.	Forms
	Schedule A		19
	Schedule B		21
	Schedule C		23

I.		DEFINITIONS

	A.	Access Person: Any officer, director, employee or other person of the Advisers
(including any of the Advisers’ supervised persons) who has access to nonpublic information regarding any clients’ purchase or sale of securities; has access to nonpublic information regarding the portfolio holdings of any advisory client; is involved in making securities recommendations to clients; or has access to such recommendations that are nonpublic. Positions held by consultants, contractors, temporary employees, interns, co-op students and PFG HR and Legal staff supporting the Advisers are deemed an Access Person unless otherwise evaluated by the Compliance Department not to have access or potential access to nonpublic information, as described above. All Employees of the Advisers are deemed to be
“Access Persons” under this Code. (“Access Person” and “Employee” have the same meaning and are used interchangeably in the Code).

	B.	Advisers: means Principal Global Investors, LLC and Principal Real Estate Investors,
LLC.

	C.	Beneficial Ownership: shall be interpreted in the same manner as it would be under
Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 when determining whether a person is a beneficial owner of a security.

For example, the term “Beneficial ownership” shall encompass: securities in the person’s own account(s); securities owned by members of the person’s immediate family sharing the same household; a person’s proportionate interest in the portfolio of securities held by a partnership, trust, corporation or other arrangements; and
securities a person might acquire or dispose of through the exercise or conversion of any derivative security (e.g. an option, whether presently exercisable or not). See
Covered Accounts.

	D.	Covered Accounts: shall include any account that an Access Person has, or acquires any direct or indirect beneficial ownership in a security held in the account.
Generally, an Access Person is regarded as having a beneficial ownership of securities held in an account in the name of: (1) the individual; (2) a spouse, minor child, immediate family member or dependant of the Access Person sharing the same household; (3) a relative sharing the same household; (4) another person (i) if the
Access Person obtains benefits substantially equivalent to ownership of the securities; (ii) can obtain ownership of the securities immediately or at some future time (i.e. inheritance); or (iii) can have investment discretion or otherwise exercise control.

	E.	Covered Securities: shall include all securities, any option to purchase or sell, and any securities convertible into or exchangeable for such securities. For example, covered securities include but are not limited to individual securities, open-end and closed-end mutual funds, exchange traded funds and unit investment trusts. Certain securities are exempted from this definition. See Exempted Securities at Section
III.B.1.

	F.	Employee: shall have the same meaning as Access Person.

G.	Federal Securities Laws: means the Securities Act of 1933, as amended, the
Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, (and all rules adopted under those Acts) the Sarbanes-Oxley Act of 2002, Title V of the Gramm-
Leach-Bliley Act, the Bank Secrecy Act, and all rules adopted under any of these statutes by the Securities and Exchange Commission or the Department of the
Treasury.

H.	Investment Club: means a group of individuals who combine their funds for the purpose of making investments and advancing their investment education.

I.	Portfolio Managers: means individuals entrusted with the direct responsibility and authority to make investment decisions for or affecting the accounts of the Advisers’
clients.

J.	Private Investments - Generally, private investments involve the sale of securities to a relatively small number of qualified investors in a private transaction, rather than through an exchange or over the counter market. Private investments may not have to be registered with the Securities and Exchange Commission and in many cases detailed financial information is not disclosed. Examples include, but are not limited to hedge funds, limited partnerships, and private equity transactions.

K.	Reportable Fund: means (i) any fund for which the Advisers serves as an investment adviser as defined by the Investment Company Act of 1940; or (ii) any fund whose investment adviser or principal underwriter controls the Advisers, is controlled by the
Advisers, or is in common control with the Advisers.

L.	Reportable Security: shall have the meaning set forth in Section 202(a)(18) of the
Investment Advisers Act, except for securities explicitly exempted by the Code in
Section III.B.1.

M.	Master Security List: includes the names of all securities that the Advisers (1) is currently buying or selling, and (2) all securities currently held in client accounts.

N.	Security: shall have the meaning set forth in Section 202(a)(18) of the Investment
Advisers Act including, but not limited to fixed income securities, equity securities, securities based on indices, I-Shares, exchange traded funds (ETF), UIT, options and limited or private placement offerings of securities, and other derivative instruments.
Derivative instruments would include commodity, credit, currency, equity, interest rate and volatility.

O.	Supervised Person: is any officer, director (or other person occupying a similar status or performing similar functions), or employee of the Advisers, or other person who provides investment advice on behalf of the Advisers and is subject to the supervision and control of the Advisers.

II.		GENERAL PRINCIPLES

	A.	STATEMENT OF PURPOSE AND GENERAL PRINCIPLES

Principal Global Investors, LLC and Principal Real Estate Investors, LLC (collectively the “Advisers”) have adopted this Code of Ethics (the “Code”). The principal purposes of this Code are to:

Provide policies and procedures consistent with applicable laws and regulations, including Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940; and

Prevent conflicts of interests or the appearance of such conflicts when officers, directors, supervised persons, employees and other persons of the advisers own or engage in transactions involving securities.

Employees of the Advisers are also subject to the Principal Financial Group (PFG)
Corporate Code of Ethics and other PFG policies which can be found on the Principal
Global Investors Compliance Portal of the Inside The Principal® intranet site.

	B.	STANDARDS OF BUSINESS CONDUCT

The following standards of business conduct shall govern personal investment activities and interpretation and administration of this Code:

	•	The interests of advisory clients must be placed first at all times;

	•	All personal securities transactions must be conducted consistent with this
Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

	•	Supervised persons should not take advantage of their positions; and

	•	Supervised persons must comply with applicable federal securities laws.

The Code does not attempt to identify all possible conflicts of interests, and literal compliance with each of its specific provisions will not shield supervised and/or advisory personnel from liability for personal trading or other conduct that violates a fiduciary duty to advisory clients.

	C.	PROMPTLY REPORT VIOLATIONS OR POSSIBLE VIOLATIONS
OF THE CODE

The Investment Advisers Act requires all Employees of an investment adviser “to report any violations of your code of ethics promptly to your chief compliance officer or other persons designated.” Accordingly if you commit a violation or become aware of a violation you must promptly report this to the Advisers’ Chief Compliance Officer or their designee contacts listed on the cover page of the Code. Those contacts shall promptly report any violations to the Chief Compliance Officer.

In addition, staff can also utilize the PFG “Whistle Blower” process found at:
http://inside.principal.com/gfr/brc/busprac/whistleblower.shtm. Any information passed through the Whistleblower process will remain confidential.

In addition, the Ethics Hotline can be used at 1-866-858-4433. The Ethics Hotline is staffed 24 hours a day, seven days a week.

D.	STATUTORY GROUNDS FOR DISQUALIFICATION FROM
EMPLOYMENT

The Advisers mandates that no officer, director or employee of the Adviser may become or continue to remain an officer, director or employee without an exemptive order issued by the U.S. Securities and Exchange Commission if such director, officer or employee within the past thirteen years or during the course of employment:

•	has been charged with, convicted of, or plead guilty or no contest to any felony or misdemeanor or of a substantially equivalent crime by a foreign court of competent jurisdiction involving the purchase or sale of any security, the taking of false oath, the making of a false report, bribery, perjury, burglary, or conspiracy to commit such offense, or has been convicted of any crime that is punishable by imprisonment for 1 year or more years that is not described above;

•	has been charged with, convicted of, or plead guilty or no contest to any felony or misdemeanor or of a substantially equivalent crime by a foreign court involving the purchase or sale of any security; or arising out of their conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities dealer, transfer agent or entity or person require to register under the U.S. Commodity Exchange Act, or as an affiliated salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange
Act; or

•	is or becomes permanently or temporarily enjoined by any court from (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, transfer agent, or entity or person required to be registered under the
U.S. Commodity Exchange Act, or as an affiliated salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Chief Compliance Officer of the Advisers (or their designee).

III.	PERSONAL SECURITIES TRANSACTIONS RULES

	A.	Restricted and Prohibited Transactions

The following restrictions and limitations (unless otherwise exempted) govern
Personal Securities Transactions for all Employees/Access Persons:

	1.	Pre-clearance approval of all trades is valid for 2-business days. If the trade is not executed or completed within 2-business days (counted as the current business day and the next business day) of approval, a new pre-clearance approval will be required on the third day. This applies to all market and limit orders, good-till-cancelled orders, and stop loss orders.

	2.	No Access Person may acquire any security in an initial public offering (“IPO”).

	3.	No Access Person may sell short any security on the Master Security List.

	4.	No Access Person may participate in Investment Clubs.

	5.	Reportable Securities that are purchased must be held for 30-calendar days
(counted as 30 full calendar days not including the trade date) prior to sale. If sold before the 30-calendar day holding period, any profits realized (or loss avoided) on the sale of a covered security prior to the 30-calendar day holding period must be disgorged to a charitable organization designated by the Advisers.

	6.	Reportable Securities sold may not be purchased at a lower price until at least
30-calendar days from the sale trade date.

	7.	No option may be purchased or written if the expiration date is less than 30-
calendar days from the date of purchase. No option position may be closed less than 30-calendar days from the date it is established.

	8.	An Access Person may not be allowed to purchase or sell a Security at all, at the discretion and guidance of the Chief Compliance Officer of the Advisers.

	B.	Exempt Securities and Transactions

	1.	Exempted Securities
The securities listed below are exempt from the pre-clearance requirement, the initial, quarterly and annual reporting requirements and holding periods:

		a.	Direct Obligations of the Government of the United States
		b.	Banker’s acceptances
		c.	Bank certificates of deposit
(Note: Brokered CDs offered by a financial intermediary are not exempt and are Reportable Securities that require pre-clearance.)
		d.	Commercial paper
		e.	High quality short-term debt instrument, including repurchase agreements
		f.	Shares issued by money market funds

		g.	Shares issued by open-end mutual funds other than funds advised or sub-
advised by the Advisers or an affiliate of the Advisers and proprietary funds. (Exemption is applicable to funds used in 529 Plans which may be registered as municipal securities but only offer open-end mutual funds or securities designed to mirror the structure of open-end mutual funds as underlying investment options. Self-managed 529 Plans available in some states may be reportable depending on the investment product options.)
(Note: Exchanged Traded Funds (ETF) and I-Shares and Closed-end
Mutual Funds are not exempt and are Reportable Securities that require pre-clearance. See Section I.E. Covered Security.)
		h.	Shares issued by unit investment trusts (“UIT”) that are invested exclusively in one or more open-end mutual funds, none of which are advised or sub-advised by the Advisers or an affiliate of the Advisers.
(Note: Unit investment trusts (“UIT”) that are not invested exclusively in one or more open-ended mutual funds are not exempt and are Reportable
Securities that require pre-clearance. See Section I.E. Covered Security.)

	2.	Exempted Transactions
The transactions listed below are exempt from the pre-clearance requirement

		a.	Transactions in open-end mutual funds advised or sub-advised by the
Advisers or an affiliate of the Advisers.
		b.	Transactions in Proprietary funds (including Principal mutual funds underlying principal variable life and variable annuity contracts).
		c.	Transactions in Principal stock. However, see requirements in Section III.
		d.	Securities acquired through an employer-sponsored automatic payroll deduction plan. Initial account set-up of brokerage self-directed plan must be disclosed but ongoing purchases do not have to be pre-cleared.
However, all sales must be pre-cleared and reported.
		e.	The acceptance of stock dividends resulting from securities already owned under a dividend reinvestment plan or in an automatic investment plan for the purchase of securities already owned. (Note: the initial purchase or establishment of an automatic investment plan or dividend investment plan must be pre-cleared.)
		f.	Purchases or sales which are non-volitional on the part of the Access
Person
		g.	Transactions in an account over which the Access Person has no direct or indirect influence or control (e.g. assignment of management discretion in writing to another party.

C.		Specific Rules Applicable to Portfolio Managers and Investment
Personnel Authorized to Trade on Client Accounts

	1.	Seven-Day Blackout Periods for Portfolio Managers/Investment
Personnel Authorized to Trade on Fund/Account. No portfolio
manager/investment personnel authorized to trade on a Fund/managed account may purchase or sell a security for a personal account in which he/she has direct or indirect Beneficial ownership within 7-calendar days before and after a client account that he/she manages, advises or executes trades, trades in that security. (Note: the counting of the 7-calendar day period does not include the trade date. The full 7 days prior to and after the trade date are included in the Blackout Period.)

2.	Purchasing an Investment for a Fund/Account that is a Personal
Holding. A portfolio manager/investment personnel authorized to trade on a
Fund/managed accounts who are purchasing or selling an investment for a
Fund/managed account that is also a personal holding of the portfolio manager/investment personnel in a Covered Account shall disclose such holding to his/her supervisor and the Compliance Department before making such investment for the Fund/managed account. A portfolio
manager’s/investment personnel’s holdings, however, shall have no affect on the Fund/managed account’s ability to trade. Any purchase or sale for the portfolio must then be reviewed and approved by a Portfolio
Manager/Investment Personnel who does not have an interest in the Security or issuer and such review must be documented in writing and maintained.

3.	Establishing Positions Counter to Fund/Account Positions. No portfolio manager/investment personnel authorized to trade on a Fund/managed account may establish a long position in his/her personal account in a security if the Fund/managed account for which he/she has investment authority maintains a position that would benefit from a decrease in the value of such security. For example, the portfolio manager/investment personnel would be prohibited from establishing a long position if (1) the Fund/managed account holds a put option on such security (aside from a put purchased for hedging purposes where the Fund/managed account holds the underlying security); (2)
the Fund/managed account has written a call option on such security; or (3)
the Fund/managed account has sold such security short, other than “against-
the-box.”

No portfolio manager/investment personnel may purchase a put option or write a call option where a Fund/managed account for which such person has investment authority holds a long position in the underlying security.

No portfolio manager/investment personnel may short sell any security where a Fund/managed account for which such person has investment authority holds a long position in the same security or where such Fund/managed account otherwise maintains a position in respect of which the Fund/managed account would benefit from an increase in the value of the security.

D.	Special Rules Applicable to Directors of the Advisers

Any Director of an affiliated adviser is considered an Access Person of that adviser and subject to their Code of Ethics as a matter of presumption. Any Director of the
Advisers who also serves as a Director of an affiliated adviser shall be examined with regard to the affiliated adviser for their access to the affiliated advisers’ nonpublic information regarding any clients’ purchase or sale of securities; access to nonpublic information regarding the portfolio holdings of any advisory client; is involved in making securities recommendations to clients; or access to such recommendations that are nonpublic as to each adviser of which the Director is a member of the Board.
To the extent that such Director does not have such access to the affiliated adviser, that Director may be exempt from pre-clearance of transaction after a full examination and written documentation of the findings.

E.	Principal Real Estate Investors Access Persons – Additional
Rules

No Employee of PrinREI or Access Person of the Advisers that has access to PrinREI nonpublic information may purchase or sell a U.S real estate investment property without the pre-approval of a PrinREI Investment Committee member and the
Compliance Department. See Attached Schedule A – U.S. Real Estate Investment
Property Approval Request Form.

Note the following property types are exempt from reporting:
•	Single Family Residential property
•	Vacation Residential property
•	Multi-Family Residential Complex property with less than 20 units
(Examples: apartments, condos)
•	Farmland property zoned and operated as agricultural that is not adjacent to properties owned, developed or considered to be developed by PrinREI

F.	Personal Trading Monitoring System

SunGard Personal Trading Assistant (SunGard PTA) is an intuitive browser-based application available on The Principal’s intranet that automates compliance with personal securities trading regulations and the Advisers’ Code. The functionality spans various areas of personal securities trading, which includes pre-trade authorization/post-trade reconciliation/ensuring comprehensive documented compliance with personal securities trading regulations.

Online accessibility is available on The Principal’s intranet only, which can be done outside of the office with a company laptop and VPN capability.

G.	Pre-Clearance of Securities Transactions

All Access Persons must receive pre-clearance approval of the full quantity for all Reportable Securities transactions from the Advisers’ Compliance Department prior to entering into any transaction. (Note: it is advised to overestimate if the exact quantity is not known at the time of the pre-clearance.) Pre-clearance approval is valid for 2-business days. If the trade is not executed or completed within 2-business days of approval, a new approval will be required on the third day. This applies to all market and limit orders, good-til-cancel orders, and stop loss orders.

Pre-clearance is not required for Exempted Securities (See Section III.B.1.) or
Exempted Transactions (See Section III.B.2).

When seeking to purchase or sell Reportable Securities for your personal account you should pay particular attention to the following most frequent Code violations noted by the Compliance Department, but still must observe all provisions of the
Code:
•	Failure to obtain pre-clearance approval for a trade;
•	Trading after the pre-clearance approval period of 2-business days has expired;
•	Trading more shares than pre-cleared;
•	Submitting a pre-clearance after the trade was executed; and

•		Failure to obtain pre-clearance approval for ETF, UIT, Broker CD or Private
Investment transactions.

1. How to Pre-Clear a Trade. Pre-clearance of a trade can be accomplished in one of two ways:

	a.	On-line Pre-Clearance – A pre-clearance must be filed online within
SunGard PTA prior to executing a trade. Approval/denial will be provided from the system immediately.
• Approval is valid for 2-business days. Approved trades must be executed within 2-business days from the date the pre-
clearance was approved
• Denied trades must not be executed

	b.	Alternative Methods of Pre-Clearance – Should an Access Person
not have access to SunGard PTA available on The Principal intranet site, they may call or email to obtain trade pre-clearance by:
• The Compliance Department
• A Proxy
A proxy is a person who has been permitted to act on behalf of another person. An Advisers Access Person can be made a
proxy for another Access Person. The Compliance Department
can setup the proxy relationship upon request.

Access Persons must not execute the trade until they have received a confirmation from the Compliance Staff that the pre-clearance was approved. When seeking to pre-clear through alternative methods,
Access Persons are required to provide the following information:
• Broker account number
• Name of Security
• Security ticker symbol or Cusip
• Quantity
• Buy/sell

2. Standard of Review for Pre-Clearance of Trades

The Compliance Department has the authority and discretion to determine whether to grant or deny pre-clearance of a trade. Access Persons may be limited in the number of shares or principal amount of a Security listed on the
Master Security List. They also may not be allowed to purchase or sell a
Security at all (See Section III.A.8.).

H.		Purchase of Private Investments

Private investments of any kind may only be acquired with prior approval of the
Access Person’s supervisor and the Chief Compliance Officer (or their designee).
Any Access Person wishing to request approval for private investments must complete a Private Investments Approval Request Form. See Attached Schedule C
- Private Investment Approval Request Form.

I.	Purchase and Sale of PFG Stock and Proprietary Funds

Holdings and transactions in PFG stock are subject to the initial, quarterly and annual reporting requirements as well as the 30-calendar day holding period.

The restrictions imposed by Principal Financial Group and other designated persons in connection with transactions in PFG stock are in addition to this Code and must be observed to the extent applicable. Employees are responsible for understanding whether they are subject to the Corporate Policy and Rules on trading in PFG stock. Please refer to the following links: Corporate policy on the trading of PFG
stock.http://inside.principal.com/gfr/brc/busprac/insidertradingstatement.shtm

Please note, pursuant to the PFG corporate insider trading policy, the following activities with respect to Company securities are prohibited by all Employees of the member Companies of the PFG and family members sharing their households:

•	Purchasing Company securities "on margin" (i.e., with the proceeds of a loan from a brokerage firm when the loan is secured by Company securities), except for the exercise of employee stock options.
•	Short sales (selling stock that is borrowed in anticipation of a drop in price).
•	Trading in put or call options.

Corporate HR Benefit Plans:

The following PFG Plans are considered Covered Accounts and will be monitored by the Compliance Department. There is no action required by Access Persons to create these accounts within SunGard PTA, as we will be receiving information directly from HR Benefits. The Compliance Department will monitor accordingly.

• PFG Employee Stock Purchase Plan (ESPP)
• PFG Excess Plan
• PFG 401(k) Plan

The following are not considered Covered Accounts and thus are not subject to reporting or holding periods. Please note, once vested/exercised and PFG stock is held within your personal brokerage account (and no longer held with the Plan
Administrator), the Security becomes reportable at that time.

• Restricted Stock Units (RSU)
• Stock Options Awards
• Stock Options – Broadbased Options
• Performance Share Awards

Principal Proprietary Funds Reminder:

Proprietary Funds, which including Principal Mutual Funds and underlying investment sub-accounts within Principal Variable Life and Variable Annuity contracts are reportable. Please contact the Compliance Department for assistance in finding and entering these Reportable Securities within SunGard PTA.

IV.		REPORTING REQUIREMENTS

	A.	Initial Holdings Report

All Access Persons must, within 10-calendar days of the date of their hire or appointment as an Access Person, furnish the Compliance Department an Initial
Holdings Report current as of a date no more than 45-calendar days prior to the date the person becomes an Access Person containing the following information: (i) the name, type, number of shares, exchange ticker or CUSIP number, and principal amount of each Security in which the Access Person had any direct or indirect
Beneficial Ownership at the time the report was prepared; (ii) the name and address of the broker, dealer, bank or firm at which the Access Person maintains any Covered
Account during the period covered in which securities were held for the direct or indirect benefit of the Access Person; (iii) the account number of any account described above; and (iv) the date the report was prepared.

	B.	Quarterly Transactions Report

Access Persons shall file a report with the Compliance Department listing all of their personal Securities transactions (except Exempted Transactions) during the previous calendar quarter in any Security (except Exempted Securities) in which such person has acquired any direct or indirect Beneficial Ownership. The report shall be in a format as required by the Compliance Department and filed within 30-calendar days following the end of such calendar quarter. The report shall contain the following information:

	•	The date of the transaction(s), the title, exchange ticker or Cusip number, interest rate and maturity date (if applicable), number of shares, and principal amount of each Security involved;
	•	The nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition);
	•	The price at which the transaction was effected;
	•	The name of the broker, dealer, or bank with or through which the transaction was effected; and
	•	The date the report is submitted by the Access Person.

	C.	Annual Holdings Report

Access Persons must submit an Annual Holdings Report to the Compliance
Department using a statement or report that is dated no more than 45-calendar days prior to the date the report is submitted, containing the following information: (i) the name, type, number of shares, exchange ticker or CUSIP number, and principal amount of each Security (except Exempted Securities) in which the Access Person had any direct or indirect Beneficial Ownership at the time the report was prepared;
(ii) the name and address of the broker, dealer, bank or firm at which the Access
Person maintained any Covered Account during the period covered in which
Securities were held for the direct or indirect benefit of the Access Person; (iii) the account number of any account described above; and (iv) the date the report was prepared.

Access Persons will be required on an annual basis within 30-calendar days of the request to verify that their holdings are complete and accurate in the SunGard PTA system.

D.	Initial and Annual Certification of Compliance

The Chief Compliance Officer (or their designee) shall ensure that each Access
Person receives a copy of this Code, any material amendment thereto and a written acknowledgement of receipt to be signed and returned to the Chief Compliance
Officer (or their designee). The Code is also available to all Access Persons on The
Principal intranet site.

All Access Persons will be required within 10-calendar days of their appointment as an Access Person and annually thereafter to certify in writing that they have read and understand the Code and the Insider Trading Policy (“Policy”) and its applicability to them, that they have complied with the requirements of the Code and Policy, and that they have disclosed or reported all personal Securities transactions and/or Covered
Accounts as required by the Code.

E.	Broker Account Reporting

1.	New Accounts

All Access Persons must, within 2-business days of opening a new Covered
Account, report the new broker account within the SunGard PTA system. The following information will need to be provided: the name of the broker, dealer, bank or firm where the Covered Account is held, the identifying number and name on the Covered Account, and the date it was established. Entry of this new broker account will serve as consent to obtain the records of your Covered
Account for monitoring as required by Rule 204A-1 under the Investment Advisers
Act of 1940. Upon notification of the new broker account within SunGard PTA, the Compliance Department will send a 407 Letter Request directing the broker, dealer, bank or firm with which an Access Person has a Covered Account to furnish the Advisers’ Compliance Department on a timely basis, duplicate copies of periodic statements and trade confirmations of all personal Securities transactions.

2.	Discretionary Managed Accounts

Access Persons must report all Covered Accounts over which the Access Person has no direct or indirect influence or control (e.g., assignment of management discretion in writing to another party). The account must be reported to the
Compliance Department prior to opening. The Access Person will be required to submit holding reports as directed by the Code. This provision may be satisfied by providing a copy of an annual statement in lieu of reporting through the
SunGard PTA system. The Access Person must provide the PGI Compliance
Department with acceptable evidence that the investment adviser or other financial institution acts as discretionary adviser at the time the account is reported. (Note: discretionary managed accounts are exempted from the 30-day holding period, quarterly transaction reports and from the prohibition on acquiring initial public offerings.)

V.	BUSINESS GIFTS AND ENTERTAINMENT

Access Persons are subject to the PFG Travel and Entertainment Policy and the PFG
Business Gift and Entertainment Policy, found at
http://inside.principal.com/gfr/brc/busprac/statement/gifts.shtm

Access Persons must report the following through the PFG Business Gift and Entertainment
Reporting Form:

•	Business Gifts given or received greater than US$100 and may not exceed US$500 per individual recipient per year.
•	Business Entertainment received or hosted greater than US$500 per person.
•	If your business department has implemented more stringent requirements than those stated in the corporate Policy, then the stricter standard applies.

For requests that require pre-approval by your Approving Officer and Chief Compliance
Officer, please direct those requests to the Advisers’ Compliance Department at
DLGAMCODEOFETHICS@exchange.principal.com. Your supervisor would be your first point of contact prior to submitting a pre-approval request to Advisers’ Compliance
Department.

VI.	SERVICE AS A DIRECTOR AND OTHER OUTSIDE BUSINESS INTERESTS

A.	Service as a Director

Access Persons are prohibited from serving, unless prior approval is granted, on the board of directors of a publicly traded company where they will gain financial information or participate in the investment decisions of the organization.

Authorization is based on a determination that board service would be consistent with the interests of PFG and its clients.

Authorization needs to be obtained from the Chief Compliance Officer (or their designee).
See Schedule B – Outside Business Activities and Service as a Director Approval
Request Form.

B.	Outside Business Activities

Access Persons must not undertake other business activities outside of the Advisers which may cause, or appear to cause, conflicts of interest. Access Persons must request approval from the Compliance Department for all outside business activities where
Access Persons either have a controlling or influencing position, or receive monetary compensation for their involvement in that business. Any outside employment that potentially conflicts with the best interests of the Advisers or PFG needs to be submitted for review and approval by your leader, the Advisers’ Compliance Department and the
PFG Conflicts Committee. It may determine that such involvement in additional business is an actual or perceived conflict of interest with an Access Person’s current position. In this situation, actions will need to be taken to rectify the conflict. See Schedule B –
Outside Business Activities and Service as a Director Approval Request Form.

Note the following:
• Access Persons that are members of PFG senior management team reporting outside business activities through PFG Compliance are exempt from duplicate reporting to the Advisers.

VII.	ADMINISTRATION AND SANCTIONS

The Chief Compliance Officer (or their designee) shall have the authority to interpret the
Code and grant exceptions to the Code when appropriate, such as a hardship or exigent circumstances that warrant an exception. However, exceptions will be granted only on a rare occasion. When exceptions are granted the Chief Compliance Officer (or their designee)
shall make a record and explain in writing the reasons and parameters of such exceptions.

The Chief Compliance Officer (or their designee) shall maintain a system for the regular review of all reports of personal securities transactions and holdings filed under this Code.

Upon discovering a violation of this Code, the Chief Compliance Officer of the Advisers shall impose such sanctions as determined appropriate. Sanctions may include a verbal warning notification, letter of warning, suspension of personal Securities transactions, and other sanctions up to and including suspension or termination of employment.

Annually, those individuals charged with the responsibility for monitoring compliance with this
Code shall prepare a written report to the Board of Directors of the Advisers that, at a minimum, will include:

•	A certification that the Advisers has adopted procedures reasonably necessary to prevent Access Persons from violating the Code;

•	Identification of material violations and sanctions imposed in response to those violations during the past year;

•	A description of issues that arose during the previous year under the Code; and

•	Recommendations, if any, as to changes in existing restrictions or procedures based upon experience with this Code, evolving industry practices and changes and developments in applicable laws or regulations.

APPENDIX A

Personal Account Dealing Requirements Relating to Spread Betting

All staff is subject to the Principal Global Investors LLC and Principal Real Estate Investors LLC
Code of Ethics (“the Code”). The Code outlines procedures which apply to personal account dealing.

Spread Betting is a speculative transaction that involves taking a bet on the price movement of a security, index or other financial product via a spread betting company. For the purposes of the
Code spread betting on non-financial products, such as sporting events, is not covered.

As such spread betting is covered by the Code and no exceptions, variations or exemptions may be made to the procedures set out in the Code. In addition to the Code there are some additional requirements that apply to spread betting. The following applies to spread betting undertaken by an
Access Person.

1.	Pre-clearance approval of such trades is required. This should be recorded in SunGard PTA in accordance with the usual personal trading rules.

2.	Spread betting may not be used to circumnavigate the Personal Securities Transactions
Rules, for example the prohibition to short sell any security on the Master Security List.

3.	The 30-calendar day minimum holding period rule does apply to spread betting.

4.	No position may be undertaken if the expiration date is less than 30-calendar days from the date of purchase.

5.	In order to avoid the potential of unlimited losses, each position must be set up with a “stop loss” instruction at the outset, or an account with a finite cash amount where, should the debts payable equal the balance of the account, all positions will be closed by the spread betting company immediately.

6.	The seven-day blackout period for portfolio managers and investment personnel authorized to trade does apply. This has the effect that a portfolio manager/investment personnel authorized to trade on a Fund/managed account may not undertake a transaction based on a security/financial product seven calendar days before and after a client account that he/she manages, advises or executes trades, trades in that security.

7.	A portfolio manager, analyst or trader who is undertaking a transaction in a security or financial product that is also a personal holding of the portfolio manager, analyst or trader in a Covered Account shall disclose such holding to his/her supervisor and the Compliance
Department before making such investment for the Fund/managed account. A portfolio manager’s, analyst’s or trader’s holdings, however, shall have no affect on the
Fund/managed account’s ability to trade. Any purchase or sale for the portfolio must then be reviewed and approved by a portfolio manager, analyst or trader who does not have a personal interest in the security or issuer and such review must be documented in writing and maintained.

8.	Establishing Positions Counter to Fund/Account Positions - No portfolio manager, analyst or trader may establish a position in his/her personal account in a security or financial product if the Fund/managed account for which he/she has investment authority maintains a contrary position.

**PRINCIPAL REAL ESTATE INVESTORS, LLC ("PrinREI")**
**Schedule A**

# U. S. REAL ESTATE INVESTMENT PROPERTY APPROVAL REQUEST FORM

Name ____________________________________
Office Phone # ______________________________
E-Mail ___________________________________
Department/Job Title __________________________

______________________________________________________________________________

Purchase or Sale ________________________________________

U.S. Property Address ____________________________________

______________________________________________________

Property Type (residential, commercial, farm, etc.) ____________________________________________

*Note the following property types are exempt from reporting:

Intent of Purchase (development, commercial rental, etc.) ________________________________________

Planned Closing _________________

Planned Holding Period (if purchasing) __________________

Did the purchase opportunity arise due to PrinREI's advisory activities on behalf of clients? ___________

Did the purchase opportunity arise due to PrinREI's relationship with service providers? _____________

Are any service providers that are commonly used by PrinREI involved with this transaction? __________

If Yes to the above 3 questions, please describe _______________________________________________

______________________________________________________________________________

______________________________________________________________________________

*Note:* You must also file an Outside Business Activities Form in advance with your local Compliance Department if you intend to act as an officer, director or hold a management position in any business or entity other than PGI/PrinREI or any of its affiliates.

By signing below, I certify that I understand that approval, if granted, is based upon the completeness and accuracy of the information provided herein and I agree to observe conditions imposed upon such approval.

I represent that (i) I have read and understand the PGI/PrinREI Code of Ethics (the "Code") and recognize that I am subject thereto; (ii) the above transaction is in compliance with the Code; (iii) to the best of my knowledge, the above proposed transaction does not represent a conflict of interest, or the appearance of a conflict of interest, with any PGI/PrinREI Advised Fund or Managed Account; (iv) and I have no knowledge of any pending client transactions in this property. Furthermore, I acknowledge that no action should be taken by me to effect the transaction listed above until I have received formal approval. I understand and acknowledge that this real estate transaction is in no way sponsored by PGI/PrinREI or any of its affiliates and shall give rise to no liability on the part of PGI/PrinREI or any of its affiliates whatsoever, whether by way of indemnification, insurance or otherwise.

Employee Signature	Employee – Print Name	Date
PrinREI Investment Committee Signature	PrinREI Supervisor – Print Name	Date

Date Received by the Compliance Department ____________________

Chief Compliance Officer (or Designee) ☐ Approved ☐ Not Approved

Print Name	Title
Signature	Date

**PRINCIPAL GLOBAL INVESTORS, LLC ("PGI")**
**PRINCIPAL REAL ESTATE INVESTORS, LLC ("PrinREI")**
**Schedule B**

**OUTSIDE BUSINESS ACTIVITIES AND SERVICE AS DIRECTOR/OFFICER APPROVAL REQUEST FORM**

Name:________________________________________
Office Phone:__________________________________
E-Mail:_______________________________________
Department/Job Title:____________________________

**I. Initial Disclosure of Outside Business Activities:**

List below all outside business activities[1] you are involved in

| Company Name | Type of Business | Title/Position Held | Date You First Became Involved With Activity |
|---|---|---|---|
| | | | |
| | | | |
| | | | |

List any corporation of which you or a member of your immediate family directly or indirectly own, control, or hold the power to vote 5% or more of the outstanding voting securities. Please include the name of the organization, the date you first became involved with the organization, the nature of your involvement with the organization, and any other supporting documentation that may be deemed relevant.

____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________

List any joint ventures in which you participate outside your employment with PGI/PrinREI.

____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________

List any trustee or executor positions you hold other than those pertaining to your immediate family.

____________________________________________________________
____________________________________________________________
____________________________________________________________

**II. Pre-Clearance of serving as an Officer/Director and/or Outside Business Activities:** Complete this section for each Officer/Director and/or outside business activity listed above or for any outside business activity you plan to engage in. Please note that all outside business activities must be pre-cleared through the completion and approval of this form, including any outside employment. **Retain a copy of the completed form for your records.**

1. Do you currently serve, or do you plan to serve, as an officer, director/trustee, partner, or employee of any entity other than PGI/PrinREI? ☐ Yes ☐ No
   - If you plan to serve, or currently serve, as a director/trustee, is the company publicly or privately held? ☐ Publicly ☐ Privately

2. Do you, or a member of your immediate family, own, or plan to own, directly or indirectly, 5% or more of the outstanding voting securities of any entity? ☐ Yes ☐ No

[1] "Outside business activities" are described in the Code of Ethics and generally refer to your associations with any entities other than PGI/PrinREI or any of its affiliates.

3. Please provide the following information with respect to your Officer/Director and/or outside business activity or planned outside business activity:

- Name of outside entity:________________________________________

  Address: ________________________________________

- Country or state of formation____________________________________

  Is the company publicly or privately held? ☐ Publicly ☐ Privately

- Type of business:________________________________________

- Title or position:
  ☐ Director/Trustee ☐ Officer ☐ Shareholder
  ☐ Partner ☐ Employee ☐ Other____________________________

- Amount of compensation from the outside business activity, if any: $________________________

  Frequency of compensation from outside business activity: ☐ Weekly ☐ Bi-Weekly ☐ Monthly ☐ Annually

- Amount and percentage of any stock ownership, partnership or other financial interest in this entity:
  Number of shares or units:________________________
  Cost per share or unit:________________________
  Percentage of total shares or units:____________________

- Description of your activities, duties, and responsibilities with regard to this entity:________________________________________
  ________________________________________________

- Date of first involvement:________________________________________

- Approximate amount of time spent or planned to be spent on outside business activity (hours/week)____________

- Approximate amount of time spent or planned to be spent on outside business activity during PGI/PrinREI normal office hours
  (hours/week)________________________________________

- Describe any relationship or connection or any kind between the outside entity and PGI/PrinREI:
  ________________________________________________
  ________________________________________________

- Did PGI/PrinREI request that you accept this position with the outside entity? ☐ Yes ☐ No

---

By signing below, I certify that my responses to this Officer/Director and/or Outside Business Activities Form are complete, true and accurate to the best of my knowledge. I will report any changes or corrections to this information promptly, in writing, to the Compliance Department and will obtain prior written acknowledgement or approval as required by the Compliance Department before any additional involvement such as participation in additional sales, holdings, compensation or participation in the company's management or before engaging in any future outside business activities, including any outside employment. I hereby represent that this proposed outside business activity does not conflict with the interests of PGI/PrinREI. I hereby confirm that the outside business activity described in this questionnaire is unrelated to and beyond the scope of my employment by PGI/PrinREI. Notwithstanding the immediately preceding sentence, I understand that regulations and PGI/PrinREI policy require that I obtain consent to engage in any outside business activity, and I acknowledge that such consent, if granted, is revocable at any time, in PGI/PrinREI's sole discretion and is subject to my understanding and acknowledgement that such outside business activity is in no way sponsored by PGI/PrinREI and shall give rise to no liability on the part of PGI/PrinREI whatsoever, whether by way of indemnification, insurance or otherwise.

Employee Signature:____________________________________ Date:________________

Employee's Immediate Supervisor's Signature__________________________ Date:________________

Date Received by the Compliance Department ________________________

**Chief Compliance Officer (or Designee)** ☐ Approved ☐ Not Approved

Name:______________________________ Title:____________________________

Signature______________________________ Date:____________________________

**PRINCIPAL GLOBAL INVESTORS, LLC ("PGI")**
**PRINCIPAL REAL ESTATE INVESTORS, LLC ("PrinREI")**
**Schedule C**

## PRIVATE PLACEMENT APPROVAL REQUEST FORM

*(Attach a copy of the private placement memorandum, offering memorandum or any other relevant documents)*

Name:______________________________
Office Phone #:__________________________
E-Mail:______________________________
Department/Job Title:______________________

1. Name of the sponsor's corporation, partnership or other entity:
________________________________________________
Name of the private placement:______________________________

2. Is the sponsor's corporation, partnership or other entity: ☐ Public ☐ Private

3. Type of security or fund:______________________________

4. Nature of participation (e.g., stockholder, selling agent, general partner, limited partner). Indicate all applicable:
________________________________________________

5. Describe your relationship and/or work relationship to the other directors of the partnership or entity:____________________
________________________________________________

6. Have you received or will you receive "selling compensation"[1] in connection with the transaction? ☐ Yes ☐ No
If yes, describe nature of compensation:______________________________
Amount of compensation:______________________________

7. Planned date of transaction:______________________________

8. Size of offering (if a fund, size of fund):______________________________

9. Size of your participation (number of units/shares and total dollar amount):____________________

10. Your participation as a percentage of total shares or units outstanding:____________________

11. Does/Will the investment carry limited or unlimited liability? ☐ Limited ☐ Unlimited
Will the investment require any use of PGI/PrinREI or any of its affiliates' premises, facilities or materials? ☐ Yes ☐ No
If "yes", please describe:______________________________

12. Have you or do you intent to recommend, refer or solicit others in any way in connection with this investment? ☐ Yes ☐ No

13. Is PGI/PrinREI or any of its affiliates involved? ☐ Yes ☐ No
If "Yes", please describe:______________________________

14. Describe the business to be conducted by the issuer of the private placement:
________________________________________________

15. If the private placement is a fund, describe its investment objectives (e.g. value, growth, core or specialty):
________________________________________________

16. Has this private placement been made available to any PGI/PrinREI Advised Fund or any Managed Account where either you or the person you report to exercises investment discretion? ☐ Yes ☐ No
If "No", state why:______________________________
If "Yes", please describe which fund or managed account:____________________

17. Do you participate or do you plan to participate in any investment decisions for the private placement? ☐ Yes ☐ No
If "Yes", please describe:______________________________

[1] "Selling Compensation" means any compensation paid directly or indirectly from whatever source in connection with or as a result of the purchase or sale of a security, including, through not limited to, commissions, finder's fees, securities or rights to acquire securities, rights to participate in profits, tax benefits, or dissolution proceeds, as a general partner or other wise, or expense reimbursements.